EXHIBIT 10.3

SCHAWK, INC.

______________________________

SIXTH AMENDMENT

Dated as of September 5, 2012

to

NOTE PURCHASE AGREEMENT

Dated as of December 23, 2003

______________________________

Re: $15,000,000 4.90% Series 2003-A Senior Notes, Tranche A,

Due December 31, 2013

and

$10,000,000 4.98% Series 2003-A Senior Notes, Tranche B,

Due April 30, 2014

of

Schawk, Inc.

SIXTH AMENDMENT TO NOTE AGREEMENT

THIS SIXTH AMENDMENT dated as of September 5, 2012 (the or this “Sixth Amendment”) to the Note Purchase Agreement dated as of December 23, 2003 is between SCHAWK, INC., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Sixth Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of December 23, 2003, as amended, modified and supplemented by that certain first amendment to Note Agreement dated January 28, 2005, that certain second amendment to Note Agreement dated June 11, 2009, that certain third amendment to Note Agreement dated January 12, 2010, that certain fourth amendment to Note agreement dated November 17, 2010 and that certain fifth amendment to Note agreement dated January 27, 2012 (collectively, the “Note Agreement”).  The Company has heretofore issued the $15,000,000 4.90% Series 2003-A Senior Notes, Tranche A, Due December 31, 2013 and the $10,000,000 4.98% Series 2003-A Senior Notes, Tranche B, Due April 30, 2014 (collectively, the “Notes”) pursuant to the Note Agreement.

B. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Sixth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Sixth Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS TO NOTE AGREEMENT.

Section 1.1.                       The following Defined Term in Schedule B to the Note Agreement shall be and is hereby amended as follows:

““EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) the Company’s income tax provision (benefit) as reported by the Company in its financial statements most recently filed with the Commission, plus (iv) depreciation expense to the extent deducted in computing

Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) other extraordinary non-cash charges to the extent deducted in computing Net Income, minus (vii) other extraordinary non-cash credits to the extent added in computing Net Income, plus (viii) non-cash expenses related to stock based compensation to the extent deducted in computing Net Income, plus (ix) charges incurred as a result of impairment of fixed assets, intangible assets and goodwill, all to the extent deducted in computing Net Income, plus (x) solely for purposes of Section 10.19, extraordinary non-recurring expenses associated with the Company’s enterprise resource planning system in an aggregate amount not to exceed (a) $10,000,000 for the Last Twelve-Month Periods ending September 30, 2012, December 31, 2012 and March 31, 2013, (b) $8,000,000, for the Last Twelve-Month Period ending June 30, 2013, (c) $6,000,000, for the Last Twelve-Month Period ending September 30, 2013 and (d) $0 thereafter.  EBITDA shall be calculated on a pro forma basis giving effect to Acquisitions and Asset Sales on a last twelve (12) months’ basis; provided that, for any Measurement Period ending prior to the closing date of the Brandimage Acquisition, quarterly EBITDA attributable to Brandimage shall be deemed to be $1,250,000 for each fiscal quarter.”

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1.                       To induce the Noteholders to execute and deliver this Sixth Amendment (which representations shall survive the execution and delivery of this Sixth Amendment), the Company represents and warrants to the Noteholders that:

(a) this Sixth Amendment has been duly authorized, executed and delivered by it and this Sixth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Agreement, as amended by this Sixth Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by the Company of this Sixth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this Sixth Amendment, no Default or Event of Default has occurred which is continuing and no condition exists which has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

(e) all the representations and warranties contained in Section 5 of the Note Agreement and in Section 5 of the Guaranty Agreement are true and correct in all material respects with the same force and effect as if made by the Company and the Subsidiary Guarantors, respectively, on and as of the date hereof;

(f) all Subsidiaries that are required to enter into the Subsidiary Guaranty or enter into a joinder agreement in respect of the Subsidiary Guaranty pursuant to Section 9.6 of the Note Agreement have so entered into the Subsidiary Guaranty or a joinder agreement in respect of the Subsidiary Guaranty and are listed on the signature pages to this Sixth Amendment as Subsidiary Guarantors; and

(g) other than as expressly set forth in the Bank Credit Agreement or as otherwise disclosed by the Company to the holders of the Notes on or prior the Amendment No. 6 Effective Date, neither the Company nor any of its Subsidiaries on or prior to the Amendment No. 6 Effective Date has paid or agreed to pay, nor will the Company or any of its Subsidiaries pay or agree to pay on or prior to the Amendment No. 6 Effective Date, any fees or other compensation to the Administrative Agent, any Bank Lender or any holder of the 2005 Notes for or with respect to the Bank Credit Agreement or the 2005 Note Agreement Third Amendment (other than for the reimbursement of out of pocket expenses in connection therewith).

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS SIXTH AMENDMENT.

Section 3.1.                       This Sixth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this Sixth Amendment, duly executed by the Company and the holders of the Notes, shall have been delivered to the Noteholders;

(b) the Company shall have delivered to the Noteholders executed copies of (i) the Amendment No. 1 to Bank Credit Agreement dated as of the date hereof, and (ii) the First Amendment to Amended and Restated Note Purchase and Private Shelf Agreement, and all related agreements, documents and instruments, in each case, in connection therewith, all of which shall be in form and substance satisfactory to the Noteholders;

(c) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

(d) the Company agrees to pay upon demand, the reasonable fees and expenses of Choate, Hall & Stewart, LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Sixth Amendment.

Upon receipt of all of the foregoing, this Sixth Amendment shall become effective (the “Amendment No. 6 Effective Date”).

SECTION 4. MISCELLANEOUS.

Section 4.1.                       This Sixth Amendment  shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Sixth Amendment, all terms, conditions and covenants contained in the Note Agreement, the Guaranty Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.                       Except as modified and expressly amended by this Sixth Amendment, the execution, delivery and effectiveness of this Sixth Amendment shall not (a) amend the Note Agreement, the Guaranty Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any Noteholder, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, the Guaranty Agreement or any Note at any time.

Section 4.3.                       Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Sixth Amendment may refer to the Note Agreement without making specific reference to this Sixth Amendment  but nevertheless all such references shall include this Sixth Amendment unless the context otherwise requires.  At all times on and after the Amendment No. 6 Effective Date, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Sixth Amendment.

Section 4.4.                       The descriptive headings of the various Sections or parts of this Sixth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.5.                       This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[Signatures on Following Page]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Sixth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours, SCHAWK, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

Each of the Subsidiary Guarantors hereby (i) consents to the foregoing Sixth Amendment and ratifies the amendments contained therein, (ii) ratifies and reaffirms all of its obligations and liabilities under each Subsidiary Guaranty (as defined in the Note Agreement referred to in the Sixth Amendment) notwithstanding the Sixth Amendment or otherwise, (iii) confirms that each Subsidiary Guaranty remains in full force and effect after giving effect to the Sixth Amendment, (iv) represents and warrants that there is no defense, counterclaim or offset of any type or nature under any Subsidiary Guaranty, (v) agrees that nothing in any Subsidiary Guaranty, the Note Agreement, the Sixth Amendment or any other agreement or instrument relating thereto requires the consent of any Subsidiary Guarantor or shall be deemed to require the consent of any Subsidiary Guarantor to any future amendment or other modification to the Note Agreement, and (vi) waives acceptance and notice of acceptance hereof.

SCHAWK USA, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK WORLDWIDE HOLDINGS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK HOLDINGS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SEVEN SEATTLE, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK LLC

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

MIRAMAR EQUIPMENT, INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK DIGITAL SOLUTIONS INC.

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

KEDZIE AIRCRAFT LLC

By:	SCHAWK USA INC., its Sole Member

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

SCHAWK LATIN AMERICA HOLDINGS LLC

By:	SCHAWK USA INC., its Sole Member

By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

Accepted as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Adviser

By:	/s/John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Adviser

By:	/s/John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

MASS MUTUAL ASIA LIMITED

By:	Babson Capital Management LLC, as Investment Adviser

By:	/s/John B. Wheeler
Name: John B. Wheeler
Title: Managing Director